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                       TEXAS LIQUIDS, LLC
                        Income Statement
                Periods Ended September 30, 1998
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)

                                                                                           Nine
                                                                   Quarter                 Months
                                                                   -------                 ------
 Revenues                                   $ 15.9 $ 45.0
 Cost of sales                                15.6   42.9
                                                                 ------                                  ------

 Gross margin                                  0.3                  2.1

 Selling, general, and administrative          0.6                  1.8
                                                                 ------                                  ------
 Net income (loss)                          $ (0.3)                                            $  0.3
                                                                 ======                                  ======

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